As filed with the Securities and Exchange Commission on September 20, 2013

Registration No. 333-190694

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CROWN HOLDINGS, INC.

(Exact name of Registrants as specified in their charter)

Pennsylvania	3411	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CROWN AMERICAS LLC

Pennsylvania	3411	23-1526444
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CROWN AMERICAS CAPITAL CORP. IV

Delaware	3411	80-0876355
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William T. Gallagher, Esquire

Senior Vice President, Secretary and General Counsel

Crown Holdings, Inc.

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-5100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

See Table of Additional Registrants Below

Copies to:

William G. Lawlor, Esquire

Ian A. Hartman, Esquire

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

(215) 994-4000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
CROWN Beverage Packaging Puerto Rico, Inc.	Delaware	Not Applicable
Crown Consultants, Inc.	Pennsylvania	23-2846356
Crown Cork & Seal Company (DE), LLC	Delaware	Not Applicable
Crown Cork & Seal Company, Inc.	Pennsylvania	23-1526444
Crown Financial Corporation	Pennsylvania	23-1603914
Crown International Holdings, Inc.	Delaware	75-3099512
CROWN Packaging Technology, Inc.	Delaware	52-2006645
Foreign Manufacturers Finance Corporation	Delaware	51-0099971
NWR, Inc.	Pennsylvania	22-2463801
CROWN Cork & Seal USA, Inc.	Delaware	52-2006645
CR USA, Inc.	Delaware	23-2162641
Crown Beverage Packaging, LLC	Delaware	13-2853410

The address for service of each of the additional registrants is c/o Crown Holdings, Inc., One Crown Way, Philadelphia, Pennsylvania, telephone (215) 698-5100. The primary industrial classifications number for each of the additional registrants is 3411.

Explanatory Note

This Amendment No. 1 is being filed to include an additional undertaking in Item 22 of the Registration Statement on Form S-4 (333-190694) (the “Registration Statement”) and to file certain additional exhibits to the Registration Statement as set forth under Item 21. No change is made to the prospectus constituting Part I of the Registration Statement or Item 20 of Part II of the Registration Statement. Accordingly, such Prospectus and Item 20 of Part II have not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

The following exhibits are filed herewith unless otherwise indicated:

3.a	Articles of Incorporation of Crown Holdings, Inc., as amended (incorporated by reference to Exhibit 3.a of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 0-50189)).

3.b	Crown Holdings, Inc. By-Laws, Amended and Restated as of July 25, 2013 (incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q dated July 26, 2013 (File No. 0-50189)).

3.c	Certificate of Organization of Crown Americas LLC.**

3.d	Limited Liability Company Agreement of Crown Americas LLC, dated as of September 27, 2005.**

3.e	Certificate of Incorporation of Crown Americas Capital Corp. IV.**

3.f	Bylaws of Crown Americas Capital Corp. IV.**

3.g	Certificate of Incorporation of CROWN Beverage Packaging Puerto Rico, Inc., as amended.**

3.h	Bylaws of CROWN Beverage Packaging Puerto Rico, Inc.**

3.i	Articles of Incorporation of Crown Consultants, Inc.**

3.j	Bylaws of Crown Consultants, Inc.**

3.k	Certificate of Formation of Crown Cork & Seal Company (DE), LLC, as amended.**

3.l	Limited Liability Company Agreement of Crown Cork & Seal Company (DE), LLC, dated as of September 1, 2001.**

3.m	Amended and Restated Articles of Incorporation of Crown Cork & Seal Company, Inc.**

3.n	By-Laws of Crown Cork & Seal Company, Inc.**

3.o	Articles of Incorporation of Crown Financial Corporation, as amended.**

3.p	By-Laws of Crown Financial Corporation.**

3.q	Certificate of Incorporation of Crown International Holdings, Inc.**

3.r	Bylaws of Crown International Holdings, Inc.**

3.s	Certificate of Incorporation of CROWN Packaging Technology, Inc., as amended.**

3.t	Bylaws of CROWN Packaging Technology, Inc.**

3.u	Certificate of Incorporation of Foreign Manufacturers Finance Corporation.**

3.v	By-Laws of Foreign Manufacturers Finance Corporation.**

3.w	Articles of Incorporation of NWR, Inc., as amended.**

3.x	By-Laws of NWR, Inc.**

3.y	Certificate of Incorporation of CROWN Cork & Seal USA, Inc.**

3.z	Bylaws of CROWN Cork & Seal USA, Inc.**

3.aa	Restated Certificate of Incorporation of CR USA, Inc., as amended.**

3.bb	Bylaws of CR USA, Inc.**

3.cc	Certificate of Formation of Crown Beverage Packaging, LLC.**

3.dd	Limited Liability Company Agreement of Crown Beverage Packaging, LLC, dated as of June 30, 2010.**

4.a	Specimen certificate of Registrant’s Common Stock (incorporated by reference to Exhibit 4.a of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1-2227)).

4.b	Indenture, dated December 17, 1996, among Crown Cork & Seal Company, Inc., Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance S.A. and the Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.c	Form of the Registrant’s 7- 3/8% Debentures Due 2026 (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.d	Officers’ Certificate for 7- 3/8% Debentures Due 2026 (incorporated by reference to Exhibit 99.6 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.e	Form of the Registrant’s 7- 1/2% Debentures Due 2096 (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.f	Officers’ Certificate for 7- 1/2% Debentures Due 2096 (incorporated by reference to Exhibit 99.7 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.g	Terms Agreement, dated December 12, 1996 (incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.h	Form of Bearer Security Depositary Agreement (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3, dated November 26, 1996, amended December 5 and 10, 1996 (File No. 333-16869)).

4.i	Amended and Restated Rights Agreement, dated as of December 9, 2004, between Crown Holdings, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated December 9, 2004 (File No. 0-50189)).

4.j	Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of December 14, 2012, between Crown Holdings, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K as dated December 13, 2012 (File No. 0-50189)).

4.k	Supplemental Indenture to Indenture dated April 1, 1993, dated as of February 25, 2003, between Crown Cork & Seal Company, Inc., as Issuer, Crown Holdings, Inc., as Guarantor and Bank One Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K dated February 26, 2003 (File No. 0-50189)).

4.l	Supplemental Indenture to Indenture dated December 17, 1996, dated as of February 25, 2003, between Crown Cork & Seal Company, Inc., as Issuer and Guarantor, Crown Cork & Seal Finance PLC, as Issuer, Crown Cork & Seal Finance S.A., as Issuer, Crown Holdings, Inc., as Additional Guarantor and Bank One Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K dated February 26, 2003 (File No. 0-50189)).

4.m	U.S. Guarantee Agreement, dated as of September 1, 2004, among the Domestic Subsidiaries referred to therein and Citicorp North America Inc., as Administrative Agent (incorporated by reference to Exhibit 4.g of the Registrant’s Current Report on Form 8-K dated September 1, 2004 (File No. 0-50189)).

4.n	Credit Agreement, dated as of November 18, 2005, among Crown Americas LLC, as U.S. Borrower, Crown European Holdings, S.A., as European Borrower, CROWN Metal Packaging Canada LP, as Canadian Borrower, the Subsidiary Borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, and various Lending Institutions (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (File No. 0-50189)).

4.o	Euro Bank Pledge Agreement, dated as of November 18, 2005, by Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Euro Collateral Agent (incorporated by reference to Exhibit 4.b of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.p	Second Amended and Restated CEH Pledge Agreement, dated as of November 18, 2005, by Crown European Holdings S.A., as Pledgor and Deutsche Bank AG New York Branch, as Euro Collateral Agent (incorporated by reference to Exhibit 4.c of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.q	Second Amended and Restated Shared Pledge Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Collateral Agent (incorporated by reference to Exhibit 4.d of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.r	Bank Pledge Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Collateral Agent (incorporated by reference to Exhibit 4.e of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.s	Second Amended and Restated U.S. Security Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Grantors and Deutsche Bank AG New York Branch (incorporated by reference to Exhibit 4.f of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.t	U.S. Guarantee Agreement, dated as of November 18, 2005, among each of the subsidiaries listed therein of Crown Americas LLC and Deutsche Bank AG New York Branch, as Administrative Agent (incorporated by reference to Exhibit 4.g of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.u	Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement, dated as of November 18, 2005, among Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank AG New York Branch, as U.K. Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, Wells Fargo Bank, N.A., as First Priority Notes Trustee, Deutsche Bank AG New York Branch, as U.S. Collateral Agent (as defined within), the Company, Crown Americas LLC, Crown Cork & Seal Company, Inc., Crown International Holdings, Inc., each of the U.S. subsidiaries of the Company listed therein, and the other persons who may become parties to the Agreement from time to time pursuant to and in accordance with Section 8 of the Agreement (incorporated by reference to Exhibit 4.o of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.v

Second Amended and Restated Euro Intercreditor and Collateral Agency Agreement, dated as of November 18, 2005, among Deutsche Bank AG New York Branch, as U.K. Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, Wells Fargo Bank, N.A., as First

Priority Notes Trustee, Deutsche Bank AG New York Branch, as Euro Collateral Agent, Crown European Holdings SA, the subsidiaries of Crown European Holdings identified thereto and the other persons who may become parties to the Agreement from time to time pursuant to and in accordance with Section 6 of the Agreement, and any other obligor under any Financing Documents (as defined therein) (incorporated by reference to Exhibit 4.p of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.w	First Amendment to Credit Agreement, dated as of August 4, 2006, by and among Crown Americas LLC, as U.S. Borrower, the other undersigned Credit Parties, the undersigned financial institutions, including Deutsche Bank AG New York Branch, as Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent for Lenders, and with Deutsche Bank Securities, Inc. and Lehman Commercial Paper, Inc., as Joint Lead Arrangers for the Additional Term B Loans and as Joint Book Managers, and Lehman Commercial Paper, Inc., as Syndication Agent (incorporated by reference to Exhibit 4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (File No. 0-50189)).

4.x	Second Amendment to Credit Agreement, dated as of November 12, 2009, by and among Crown Americas LLC, as U.S. Borrower, the other undersigned Credit Parties, the undersigned financial institutions, including Deutsche Bank AG New York Branch, as Lenders, and Deutsche Bank AG new York Branch, as Administrative Agent and as Collateral Agent for Lenders (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated November 12, 2009 (File No. 0-50189)).

4.y	Third Amendment to Credit Agreement, dated as of May 14, 2010, by and among Crown Americas LLC, as U.S. Borrower, the other undersigned Credit Parties, the undersigned financial institutions, including Deutsche Bank AG New York Branch, as lenders thereunder, and Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent for the Lenders. (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated May 14, 2010 (File No. 0-05189)).

4.z	Fourth Amendment to Credit Agreement and Waiver, dated as of June 15, 2010, by and among Crown Americas LLC, as U.S. Borrower, Crown European Holdings SA, as European Borrower, CROWN Metal Packaging Canada LP, as Canadian Borrower, the Subsidiary Borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, the financial institutions party thereto, including Deutsche Bank AG New York Branch, as lenders, The Bank of Nova Scotia, as Canadian Administrative Agent, and Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent, European Swing Line Lender, U.S. Swing Line Lender, Facing Agent and Collateral Agent. (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (File No. 0-05189)).

4.aa	Fifth Amendment to Credit Agreement, dated as of December 3, 2010, by and among Crown Americas LLC, as U.S. Borrower, the other undersigned Credit Parties, the undersigned financial institutions, including Deutsche Bank AG New York Branch, as lenders thereunder, and Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent for the Lenders (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated December 9, 2010 (File No. 0-05189)).

4.bb

Sixth Amendment to Credit Agreement, dated as of June 9, 2011, by and among Crown Americas LLC, as U.S. Borrower, Crown European Holdings S.A., as European Borrower, CROWN Metal Packaging Canada LP, as Canadian Borrower, the Subsidiary Borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, the financial institutions party thereto, including Deutsche Bank AG New York Branch, as lenders, The Bank of Nova Scotia, as Canadian Administrative Agent, and Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent and Collateral Agent

(incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (File No. 0-05189)).

4.cc	Seventh Amendment to Credit Agreement, dated as of November 30, 2011, by and among Crown Americas LLC, as U.S. Borrower, Crown European Holdings S.A., as European Borrower, CROWN Metal Packaging Canada LP, as Canadian Borrower, the Subsidiary Borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, the financial institutions party thereto, including Deutsche Bank AG New York Branch, as lenders, The Bank of Nova Scotia, as Canadian Administrative Agent, and Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 4.dd of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 0.-50189)).

4.dd	First Amendment to Euro Bank Pledge Agreement, dated as of June 15, 2010, by Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. subsidiaries of the Company party thereto, as Pledgors, and Deutsche Bank AG New York Branch, as Euro Collateral Agent. (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.ee	First Amendment to Second Amended and Restated CEH Pledge Agreement, dated as of June 15, 2010, by Crown European Holdings S.A., as Pledgor, and Deutsche Bank AG New York Branch, as Euro Collateral Agent. (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.ff	First Amendment to Second Amended and Restated Shared Pledge Agreement, dated as of June 15, 2010, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. subsidiaries of the Company party thereto, as Pledgors, and Deutsche Bank AG New York Branch, as Collateral Agent. (incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.gg	First Amendment to Bank Pledge Agreement, dated as of June 15, 2010, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. subsidiaries of the Company party thereto, as Pledgors, and Deutsche Bank AG New York Branch, as Collateral Agent. (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.hh	First Amendment to Second Amended and Restated U.S. Security Agreement, dated as of June 15, 2010, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. subsidiaries of the Company party thereto, as Grantors, and Deutsche Bank AG New York Branch, as Collateral Agent. (incorporated by reference to Exhibit 4.6 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.ii	First Amendment to U.S. Guarantee Agreement, dated as of June 15, 2010, among each of the subsidiaries listed therein of Crown Americas LLC, as Guarantors, and Deutsche Bank AG New York Branch, as Administrative Agent. (incorporated by reference to Exhibit 4.7 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.jj	First Amendment to Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement, dated as of June 15, 2010, among Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank AG New York Branch, as U.K. Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, Deutsche Bank AG New York Branch, as U.S. Collateral Agent, the Company, Crown Americas LLC, Crown Cork & Seal Company, Inc., Crown International Holdings, Inc. and each of the U.S. subsidiaries of the Company listed therein. (incorporated by reference to Exhibit 4.8 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.kk	First Amendment to Second Amended and Restated Euro Intercreditor and Collateral Agency Agreement, dated as of June 15, 2010, among Deutsche Bank AG New York Branch, as U.K. Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, Deutsche Bank AG New York Branch, as Euro Collateral Agent, Crown European Holdings SA, and each of the subsidiaries of Crown European Holdings identified therein. (incorporated by reference to Exhibit 4.9 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.ll

Indenture, dated as of July 28, 2010, by and among Crown European Holdings SA, as Issuer, the Guarantors named therein and The Bank of New York Mellon, as Trustee, relating to the 7 1/8% Senior Notes due 2018 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated July 28, 2010 (File No. 0-05189)).

4.mm	Form of 7 1/8% Senior Notes due 2018 (included in Exhibit 4.ll).

4.nn

Indenture, dated as of January 31, 2011, by and among Crown Americas LLC, Crown Americas Capital Corp. III, as Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 6 1/4% Senior Notes due 2021. (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated January 31, 2011 (File No. 0-05189)).

4.oo	Form of 6 1/4% Senior Notes due 2021 (included in Exhibit 4.nn).

4.pp

Registration Rights Agreement, dated as of January 9, 2013, by and among the Company, Crown Americas LLC and Crown Americas Capital Corp. IV, Deutsche Bank Securities Inc., as Representative of the several Initial Purchasers named therein and the Guarantors (as defined therein), relating to the $800 million 4 1/2% Senior Notes due 2023 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated January 9, 2013 (File No. 0-50189)).

4.qq

Indenture, dated as of January 9, 2013, by and among Crown Americas LLC and Crown Americas Capital Corp. IV, as Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 4 1/2% Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated January 9, 2013 (File No. 0-50189)).

4.rr	Form of 4 1/2% Senior Notes due 2023 (included in Exhibit 4.qq).

4.ss

Registration Rights Agreement, dated as of January 15, 2013, by and among the Company, Crown Americas LLC and Crown Americas Capital Corp. IV, Deutsche Bank Securities Inc., as the Initial Purchaser, and the Guarantors (as defined therein), relating to the $200 million 4 1/2% Senior Notes due 2023 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated January 15, 2013 (File No. 0.-50189)).

5	Opinion of Dechert LLP, Philadelphia, Pennsylvania.*

12	Computation of ratio of earnings to fixed charges.*

23.a	Consent of PricewaterhouseCoopers LLP.*

23.b	Consent of Dechert LLP, Philadelphia, Pennsylvania (included in Exhibit 5.a).*

24	Powers of Attorney.*

25	Statements of Eligibility of The Bank of New York Mellon Trust Company, N.A.*

99.a	Form of Letter of Transmittal.*

99.b	Form of Letter to Holders.*

99.c	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.d	Form of Letter to Clients.*

99.e	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.*

*	Previously filed

**	Filed herewith

(b) Financial Statement Schedules:

All schedules have been incorporated herein by reference or omitted because they are not applicable or not required.

ITEM 22. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN HOLDINGS, INC.

By:	*
Name: Title:	John W. Conway Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John W. Conway	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 20, 2013

* Thomas A. Kelly	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 20, 2013

* Kevin C. Clothier	Vice President and Corporate Controller (Principal Accounting Officer)	September 20, 2013

* Jenne K. Britell	Director	September 20, 2013

* Arnold W. Donald	Director	September 20, 2013

* Hugues du Rouret	Director	September 20, 2013

* William G. Little	Director	September 20, 2013

Signature	Title	Date

* Hans J. Löliger	Director	September 20, 2013

James H. Miller	Director

Josef M. Müller	Director

* Thomas A. Ralph	Director	September 20, 2013

* Jim L. Turner	Director	September 20, 2013

* William S. Urkiel	Director	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN AMERICAS LLC

By:	*
Name: Title:	Raymond L. McGowan, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Raymond L. McGowan, Jr.	President and Chief Executive Officer (Principal Executive Officer)	September 20, 2013

* Timothy P. Aust	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

* John W. Conway	Director of Sole Member	September 20, 2013

/S/ TIMOTHY J. DONAHUE Timothy J. Donahue	Director of Sole Member	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Director of Sole Member	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN AMERICAS CAPITAL CORP. IV

By:	*
Name: Title:	Raymond L. McGowan, Jr. President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Raymond L. McGowan, Jr.	President and Director (Principal Executive Officer)	September 20, 2013

/S/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

* Thomas A. Kelly	Director	September 20, 2013

* Timothy P. Aust	Vice President and Director	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN CORK & SEAL COMPANY, INC.

By:	*
Name: Title:	John W. Conway President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John W. Conway	President and Director (Principal Executive Officer)	September 20, 2013

* Thomas A. Kelly	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

/S/ TIMOTHY J. DONAHUE Timothy J. Donahue	Director	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Senior Vice President, Secretary, General Counsel and Director	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN BEVERAGE PACKAGING, LLC

By:	*
Name: Title:	Joseph R. Pierce President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Timothy P. Aust	Vice President, Chief Financial Officer, Treasurer and Director of Sole Member (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

* C. Anderson Bolton	Director of Sole Member	September 20, 2013

* Richard A. Forti	Director of Sole Member	September 20, 2013

* Raymond L. McGowan, Jr.	Director of Sole Member	September 20, 2013

* Joseph R. Pierce	President and Director of Sole Member (Principal Executive Officer)	September 20, 2013

* Edward C. Vesey	Director of Sole Member	September 20, 2013

* James D. Wilson	Director of Sole Member	September 20, 2013

* Alfred J. Dermody	Director of Sole Member	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN CONSULTANTS, INC.

By:	*
Name: Title:	Thomas A. Kelly President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas A. Kelly	President (Principal Executive Officer)	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 20, 2013

/S/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

/S/ TIMOTHY J. DONAHUE Timothy J. Donahue	Director	September 20, 2013

* Raymond L. McGowan, Jr.	Director	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

FOREIGN MANUFACTURERS FINANCE CORPORATION

By:	*
Name: Title:	Timothy P. Aust President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Timothy P. Aust	President and Director (Principal Executive Officer)	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 20, 2013

/S/ MICHAEL B. BURNS Michael B. Burns	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

*By:	/S/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN CORK & SEAL COMPANY (DE), LLC

By:	*
Name: Title:	Joseph R. Pierce President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph R. Pierce	President (Principal Executive Officer)	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Manager	September 20, 2013

/S/ TIMOTHY J. DONAHUE Timothy J. Donahue	Manager	September 20, 2013

/S/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer	September 20, 2013

* Raymond L. McGowan, Jr.	Manager	September 20, 2013

*By:	/S/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN CORK & SEAL USA, INC.

By:	*
Name: Title:	Raymond L. McGowan, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Raymond L. McGowan, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 20, 2013

* Timothy P. Aust	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

* Richard A. Forti	Senior Vice President—Business Support and Director	September 20, 2013

* C. Anderson Bolton	Vice President, President— CROWN Aerosol Packaging North America and Director	September 20, 2013

* Joseph R. Pierce	Vice President, President— CROWN Beverage Packaging North America and Director	September 20, 2013

* Edward C. Vesey	Senior Vice President—Sourcing and Director	September 20, 2013

* James D. Wilson	Vice President, President— CROWN Food Packaging North America, President—CROWN Closures and Specialty Packaging North America and Director	September 20, 2013

* Alfred J. Dermody	Vice President, Secretary and Director	September 20, 2013

*By:	/S/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN PACKAGING TECHNOLOGY, INC.

By:	*
Name: Title:	Daniel A. Abramowicz President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel A. Abramowicz	President and Director (Principal Executive Officer)	September 20, 2013

/S/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary, General Counsel and Director	September 20, 2013

* Raymond L. McGowan, Jr.	Vice President and Director	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN BEVERAGE PACKAGING PUERTO RICO, INC.

By:	*
Name: Title:	Raymond L. McGowan, Jr. President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Raymond L. McGowan, Jr.	President and Director (Principal Executive Officer)	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 20, 2013

/S/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

* Timothy P. Aust	Director	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN FINANCIAL CORPORATION

By:	/S/ TIMOTHY J. DONAHUE
Name: Title:	Timothy J. Donahue President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TIMOTHY J. DONAHUE Timothy J. Donahue	President and Director (Principal Executive Officer)	September 20, 2013

* Thomas A. Kelly	Senior Vice President, Controller and Director	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 20, 2013

/S/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CROWN INTERNATIONAL HOLDINGS, INC.

By:	*
Name: Title:	John W. Conway President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John W. Conway	President and Director (Principal Executive Officer)	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Senior Vice President, General Counsel, Secretary and Director	September 20, 2013

/S/ TIMOTHY J. DONAHUE Timothy J. Donahue	Director	September 20, 2013

* Thomas A. Kelly	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

CR USA, INC.

By:	*
Name: Title:	Raymond L. McGowan, Jr. President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Raymond L. McGowan, Jr.	President and Director (Principal Executive Officer)	September 20, 2013

/S/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

* Timothy P. Aust	Vice President and Director	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 20, 2013.

NWR, INC.

By:	*
Name: Title:	Raymond L. McGowan, Jr. President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Raymond L. McGowan, Jr.	President and Director (Principal Executive Officer)	September 20, 2013

/S/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	September 20, 2013

* Timothy P. Aust	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

*By:	/s/ MICHAEL B. BURNS
Name:	Michael B. Burns As attorney-in-fact

EXHIBIT INDEX

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description

3.a	Articles of Incorporation of Crown Holdings, Inc., as amended (incorporated by reference to Exhibit 3.a of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 0-50189)).

3.b	Crown Holdings, Inc. By-Laws, Amended and Restated as of July 25, 2013 (incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q dated July 26, 2013 (File No. 0-50189)).

3.c	Certificate of Organization of Crown Americas LLC.**

3.d	Limited Liability Company Agreement of Crown Americas LLC, dated as of September 27, 2005.**

3.e	Certificate of Incorporation of Crown Americas Capital Corp. IV.**

3.f	Bylaws of Crown Americas Capital Corp. IV.**

3.g	Certificate of Incorporation of CROWN Beverage Packaging Puerto Rico, Inc., as amended.**

3.h	Bylaws of CROWN Beverage Packaging Puerto Rico, Inc.**

3.i	Articles of Incorporation of Crown Consultants, Inc.**

3.j	Bylaws of Crown Consultants, Inc.**

3.k	Certificate of Formation of Crown Cork & Seal Company (DE), LLC, as amended.**

3.l	Limited Liability Company Agreement of Crown Cork & Seal Company (DE), LLC, dated as of September 1, 2001.**

3.m	Amended and Restated Articles of Incorporation of Crown Cork & Seal Company, Inc.**

3.n	By-Laws of Crown Cork & Seal Company, Inc.**

3.o	Articles of Incorporation of Crown Financial Corporation, as amended.**

3.p	By-Laws of Crown Financial Corporation.**

3.q	Certificate of Incorporation of Crown International Holdings, Inc.**

3.r	Bylaws of Crown International Holdings, Inc.**

3.s	Certificate of Incorporation of CROWN Packaging Technology, Inc., as amended.**

3.t	Bylaws of CROWN Packaging Technology, Inc.**

3.u	Certificate of Incorporation of Foreign Manufacturers Finance Corporation.**

3.v	By-Laws of Foreign Manufacturers Finance Corporation.**

3.w	Articles of Incorporation of NWR, Inc., as amended.**

3.x	By-Laws of NWR, Inc.**

3.y	Certificate of Incorporation of CROWN Cork & Seal USA, Inc.**

3.z	Bylaws of CROWN Cork & Seal USA, Inc.**

3.aa	Restated Certificate of Incorporation of CR USA, Inc., as amended.**

3.bb	Bylaws of CR USA, Inc.**

Exhibit Number	Description

3.cc	Certificate of Formation of Crown Beverage Packaging, LLC.**

3.dd	Limited Liability Company Agreement of Crown Beverage Packaging, LLC, dated as of June 30, 2010.**

4.a	Specimen certificate of Registrant’s Common Stock (incorporated by reference to Exhibit 4.a of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1-2227)).

4.b	Indenture, dated December 17, 1996, among Crown Cork & Seal Company, Inc., Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance S.A. and the Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.c	Form of the Registrant’s 7- 3/8% Debentures Due 2026 (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.d	Officers’ Certificate for 7- 3/8% Debentures Due 2026 (incorporated by reference to Exhibit 99.6 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.e	Form of the Registrant’s 7- 1/2% Debentures Due 2096 (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.f	Officers’ Certificate for 7- 1/2% Debentures Due 2096 (incorporated by reference to Exhibit 99.7 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.g	Terms Agreement, dated December 12, 1996 (incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K dated December 17, 1996 (File No. 1-2227)).

4.h	Form of Bearer Security Depositary Agreement (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3, dated November 26, 1996, amended December 5 and 10, 1996 (File No. 333-16869)).

4.i	Amended and Restated Rights Agreement, dated as of December 9, 2004, between Crown Holdings, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated December 9, 2004 (File No. 0-50189)).

4.j	Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of December 14, 2012, between Crown Holdings, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K as dated December 13, 2012 (File No. 0-50189)).

4.k	Supplemental Indenture to Indenture dated April 1, 1993, dated as of February 25, 2003, between Crown Cork & Seal Company, Inc., as Issuer, Crown Holdings, Inc., as Guarantor and Bank One Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K dated February 26, 2003 (File No. 0-50189)).

4.l	Supplemental Indenture to Indenture dated December 17, 1996, dated as of February 25, 2003, between Crown Cork & Seal Company, Inc., as Issuer and Guarantor, Crown Cork & Seal Finance PLC, as Issuer, Crown Cork & Seal Finance S.A., as Issuer, Crown Holdings, Inc., as Additional Guarantor and Bank One Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K dated February 26, 2003 (File No. 0-50189)).

Exhibit Number	Description

4.m	U.S. Guarantee Agreement, dated as of September 1, 2004, among the Domestic Subsidiaries referred to therein and Citicorp North America Inc., as Administrative Agent (incorporated by reference to Exhibit 4.g of the Registrant’s Current Report on Form 8-K dated September 1, 2004 (File No. 0-50189)).

4.n	Credit Agreement, dated as of November 18, 2005, among Crown Americas LLC, as U.S. Borrower, Crown European Holdings, S.A., as European Borrower, CROWN Metal Packaging Canada LP, as Canadian Borrower, the Subsidiary Borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, and various Lending Institutions (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (File No. 0-50189)).

4.o	Euro Bank Pledge Agreement, dated as of November 18, 2005, by Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Euro Collateral Agent (incorporated by reference to Exhibit 4.b of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.p	Second Amended and Restated CEH Pledge Agreement, dated as of November 18, 2005, by Crown European Holdings S.A., as Pledgor and Deutsche Bank AG New York Branch, as Euro Collateral Agent (incorporated by reference to Exhibit 4.c of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.q	Second Amended and Restated Shared Pledge Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Collateral Agent (incorporated by reference to Exhibit 4.d of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.r	Bank Pledge Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Collateral Agent (incorporated by reference to Exhibit 4.e of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.s	Second Amended and Restated U.S. Security Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Grantors and Deutsche Bank AG New York Branch (incorporated by reference to Exhibit 4.f of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.t	U.S. Guarantee Agreement, dated as of November 18, 2005, among each of the subsidiaries listed therein of Crown Americas LLC and Deutsche Bank AG New York Branch, as Administrative Agent (incorporated by reference to Exhibit 4.g of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.u	Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement, dated as of November 18, 2005, among Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank AG New York Branch, as U.K. Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, Wells Fargo Bank, N.A., as First Priority Notes Trustee, Deutsche Bank AG New York Branch, as U.S. Collateral Agent (as defined within), the Company, Crown Americas LLC, Crown Cork & Seal Company, Inc., Crown International Holdings, Inc., each of the U.S. subsidiaries of the Company listed therein, and the other persons who may become parties to the Agreement from time to time pursuant to and in accordance with Section 8 of the Agreement (incorporated by reference to Exhibit 4.o of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

Exhibit Number	Description

4.v	Second Amended and Restated Euro Intercreditor and Collateral Agency Agreement, dated as of November 18, 2005, among Deutsche Bank AG New York Branch, as U.K. Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, Wells Fargo Bank, N.A., as First Priority Notes Trustee, Deutsche Bank AG New York Branch, as Euro Collateral Agent, Crown European Holdings SA, the subsidiaries of Crown European Holdings identified thereto and the other persons who may become parties to the Agreement from time to time pursuant to and in accordance with Section 6 of the Agreement, and any other obligor under any Financing Documents (as defined therein) (incorporated by reference to Exhibit 4.p of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 0-50189)).

4.w	First Amendment to Credit Agreement, dated as of August 4, 2006, by and among Crown Americas LLC, as U.S. Borrower, the other undersigned Credit Parties, the undersigned financial institutions, including Deutsche Bank AG New York Branch, as Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent for Lenders, and with Deutsche Bank Securities, Inc. and Lehman Commercial Paper, Inc., as Joint Lead Arrangers for the Additional Term B Loans and as Joint Book Managers, and Lehman Commercial Paper, Inc., as Syndication Agent (incorporated by reference to Exhibit 4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (File No. 0-50189)).

4.x	Second Amendment to Credit Agreement, dated as of November 12, 2009, by and among Crown Americas LLC, as U.S. Borrower, the other undersigned Credit Parties, the undersigned financial institutions, including Deutsche Bank AG New York Branch, as Lenders, and Deutsche Bank AG new York Branch, as Administrative Agent and as Collateral Agent for Lenders (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated November 12, 2009 (File No. 0-50189)).

4.y	Third Amendment to Credit Agreement, dated as of May 14, 2010, by and among Crown Americas LLC, as U.S. Borrower, the other undersigned Credit Parties, the undersigned financial institutions, including Deutsche Bank AG New York Branch, as lenders thereunder, and Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent for the Lenders. (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated May 14, 2010 (File No. 0-05189)).

4.z	Fourth Amendment to Credit Agreement and Waiver, dated as of June 15, 2010, by and among Crown Americas LLC, as U.S. Borrower, Crown European Holdings SA, as European Borrower, CROWN Metal Packaging Canada LP, as Canadian Borrower, the Subsidiary Borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, the financial institutions party thereto, including Deutsche Bank AG New York Branch, as lenders, The Bank of Nova Scotia, as Canadian Administrative Agent, and Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent, European Swing Line Lender, U.S. Swing Line Lender, Facing Agent and Collateral Agent. (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (File No. 0-05189)).

4.aa	Fifth Amendment to Credit Agreement, dated as of December 3, 2010, by and among Crown Americas LLC, as U.S. Borrower, the other undersigned Credit Parties, the undersigned financial institutions, including Deutsche Bank AG New York Branch, as lenders thereunder, and Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent for the Lenders (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated December 9, 2010 (File No. 0-05189)).

Exhibit Number	Description

4.bb	Sixth Amendment to Credit Agreement, dated as of June 9, 2011, by and among Crown Americas LLC, as U.S. Borrower, Crown European Holdings S.A., as European Borrower, CROWN Metal Packaging Canada LP, as Canadian Borrower, the Subsidiary Borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, the financial institutions party thereto, including Deutsche Bank AG New York Branch, as lenders, The Bank of Nova Scotia, as Canadian Administrative Agent, and Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (File No. 0-05189)).

4.cc	Seventh Amendment to Credit Agreement, dated as of November 30, 2011, by and among Crown Americas LLC, as U.S. Borrower, Crown European Holdings S.A., as European Borrower, CROWN Metal Packaging Canada LP, as Canadian Borrower, the Subsidiary Borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, the financial institutions party thereto, including Deutsche Bank AG New York Branch, as lenders, The Bank of Nova Scotia, as Canadian Administrative Agent, and Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 4.dd of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 0.-50189)).

4.dd	First Amendment to Euro Bank Pledge Agreement, dated as of June 15, 2010, by Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. subsidiaries of the Company party thereto, as Pledgors, and Deutsche Bank AG New York Branch, as Euro Collateral Agent. (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.ee	First Amendment to Second Amended and Restated CEH Pledge Agreement, dated as of June 15, 2010, by Crown European Holdings S.A., as Pledgor, and Deutsche Bank AG New York Branch, as Euro Collateral Agent. (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.ff	First Amendment to Second Amended and Restated Shared Pledge Agreement, dated as of June 15, 2010, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. subsidiaries of the Company party thereto, as Pledgors, and Deutsche Bank AG New York Branch, as Collateral Agent. (incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.gg	First Amendment to Bank Pledge Agreement, dated as of June 15, 2010, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. subsidiaries of the Company party thereto, as Pledgors, and Deutsche Bank AG New York Branch, as Collateral Agent. (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.hh	First Amendment to Second Amended and Restated U.S. Security Agreement, dated as of June 15, 2010, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. subsidiaries of the Company party thereto, as Grantors, and Deutsche Bank AG New York Branch, as Collateral Agent. (incorporated by reference to Exhibit 4.6 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.ii	First Amendment to U.S. Guarantee Agreement, dated as of June 15, 2010, among each of the subsidiaries listed therein of Crown Americas LLC, as Guarantors, and Deutsche Bank AG New York Branch, as Administrative Agent. (incorporated by reference to Exhibit 4.7 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

Exhibit Number	Description

4.jj	First Amendment to Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement, dated as of June 15, 2010, among Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank AG New York Branch, as U.K. Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, Deutsche Bank AG New York Branch, as U.S. Collateral Agent, the Company, Crown Americas LLC, Crown Cork & Seal Company, Inc., Crown International Holdings, Inc. and each of the U.S. subsidiaries of the Company listed therein. (incorporated by reference to Exhibit 4.8 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.kk	First Amendment to Second Amended and Restated Euro Intercreditor and Collateral Agency Agreement, dated as of June 15, 2010, among Deutsche Bank AG New York Branch, as U.K. Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, Deutsche Bank AG New York Branch, as Euro Collateral Agent, Crown European Holdings SA, and each of the subsidiaries of Crown European Holdings identified therein. (incorporated by reference to Exhibit 4.9 of the Registrant’s Current Report on Form 8-K dated June 15, 2010 (File No. 0-05189)).

4.ll	Indenture, dated as of July 28, 2010, by and among Crown European Holdings SA, as Issuer, the Guarantors named therein and The Bank of New York Mellon, as Trustee, relating to the 7 1/8% Senior Notes due 2018 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated July 28, 2010 (File No. 0-05189)).

4.mm	Form of 7 1/8% Senior Notes due 2018 (included in Exhibit 4.ll).

4.nn	Indenture, dated as of January 31, 2011, by and among Crown Americas LLC, Crown Americas Capital Corp. III, as Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 6 1/4% Senior Notes due 2021. (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated January 31, 2011 (File No. 0-05189)).

4.oo	Form of 6 1/4% Senior Notes due 2021 (included in Exhibit 4.nn).

4.pp	Registration Rights Agreement, dated as of January 9, 2013, by and among the Company, Crown Americas LLC and Crown Americas Capital Corp. IV, Deutsche Bank Securities Inc., as Representative of the several Initial Purchasers named therein and the Guarantors (as defined therein), relating to the $800 million 4 1/2% Senior Notes due 2023 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated January 9, 2013 (File No. 0-50189)).

4.qq	Indenture, dated as of January 9, 2013, by and among Crown Americas LLC and Crown Americas Capital Corp. IV, as Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 4 1/2% Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated January 9, 2013 (File No. 0-50189)).

4.rr	Form of 4 1/2% Senior Notes due 2023 (included in Exhibit 4.qq).

4.ss	Registration Rights Agreement, dated as of January 15, 2013, by and among the Company, Crown Americas LLC and Crown Americas Capital Corp. IV, Deutsche Bank Securities Inc., as the Initial Purchaser, and the Guarantors (as defined therein), relating to the $200 million 4 1/2% Senior Notes due 2023 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated January 15, 2013 (File No. 0.-50189)).

5	Opinion of Dechert LLP, Philadelphia, Pennsylvania.*

12	Computation of ratio of earnings to fixed charges.*

23.a	Consent of PricewaterhouseCoopers LLP.*

23.b	Consent of Dechert LLP, Philadelphia, Pennsylvania (included in Exhibit 5.a).*

Exhibit Number	Description

24	Powers of Attorney.*

25	Statements of Eligibility and Qualification of The Bank of New York Mellon Trust Company, N.A.*

99.a	Form of Letter of Transmittal.*

99.b	Form of Letter to Holders.*

99.c	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.d	Form of Letter to Clients.*

99.e	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.*

*	Previously filed

**	Filed herewith